Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 12, 2003 accompanying the consolidated financial statements of WorldQuest Networks, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2002 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Grant Thornton LLP

Dallas, Texas
August 8, 2003